Exhibit 10.1
FIRST AMENDMENT TO THE LICENSE AGREEMENT BETWEEN AMUNIX PHARMACEUTICALS, INC. AND VIR BIOTECHNOLOGY, INC.
This First Amendment (“Amendment”) to the License Agreement by and between Amunix Pharmaceuticals, Inc. (“Sanofi”) and Vir Biotechnology, Inc. (“Vir Bio”) dated July 31, 2024(the “Agreement”) is made and entered into as of [--][(the “Amendment Effective Date”, by and between Vir, having corporate offices located at1800 Owens Street, Suite 900 San Francisco, CA 94158, ("Vir Bio "), and Sanofi, having corporate offices located at, 2 Tower Pl #1100, South San Francisco, California, 94080 ("Sanofi"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Agreement.
WHEREAS, the Parties desire to amend the Agreement to (i) include certain terms and conditions for the use of certain Trademarks and (ii) update the Licensed Know-How.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:
1. Section 5.5 of the Agreement is hereby deleted in its entirety and replaced as follows:
5.5    Product Trademarks. Vir Bio shall have the sole right to determine and own the Trademarks to be used with respect to the Exploitation of the Licensed Products in the Compound License Field in the Territory and the Vir Program Products in the Platform License Field in the Territory. Sanofi grants to Vir Bio a non-exclusive, non-transferable license to use the trademarks PRO-XTEN, XPAT, and XPAC listed in Exhibit A here after (the "Licensed Marks") in the Platform License Field (the “Trademark License”). Sanofi’s consent will not be required for use of these trademarks in Vir Bio publicity or publications. A single reference to Sanofi ownership of the Trademarks is required in any of Vir Bio’s public disclosures. Vir Bio shall not sublicense the Trademark License without Sanofi’s prior written consent, and any sublicense of the Trademark License shall meet the sublicensing requirements set forth in Section 2.5 (Sublicenses). The Trademark License shall continue until the termination or expiration of the Agreement. The Trademark License granted hereunder is royalty-free. Vir Bio shall not be required to pay any royalties to Sanofi for the use of the Licensed Marks. Vir Bio shall use the Licensed Marks solely in connection with the Platform License Field. For the avoidance of any doubt, Vir Bio acknowledges that Sanofi shall remain free to use (or discontinue to use), transfer, dispose of, license, or grant any other right over the Licensed Marks. Notwithstanding the above, Sanofi agrees that prior to abandoning or disposing of the Licensed Marks, it will provide Vir Bio with prior notice and allow Vir Bio to assume control of such Licensed Marks.
2. Sections 5.5.1, 5.5.2 and 5.5.3 are added to the Agreement as follows:
5.5.1    Vir Bio agrees to maintain the quality of the products/services associated with the Licensed Marks at a level at least as high as the quality of Vir Bio 's products/services as of the Effective Date. Vir Bio agrees to comply with all reasonable guidelines and standards provided by Sanofi concerning the use of the Licensed Marks.
5.5.2     The Trademark License granted herewith shall be limited to the use of the Licensed Marks solely to refer to the Platform License Field in a manner identical to the manner the Licensed Marks have been used by Sanofi and/or its Affiliates for such purposes prior to the Effective Date (e.g without any additional logo, and never as a commercial brand). For the avoidance of any doubt, nothing contained in the Trademark License shall entitle Vir Bio to use the Licensed Marks as part of any corporate business name or trading name or logo of Vir Bio or its Affiliates.

5.5.3     Vir Bio agrees not to register or apply for, in its own name or in the name of any other person, the Licensed Marks or any Trademark or social media account or domain name similar to or resembling the Licensed Marks, and not to associate the Licensed Marks to its own business of finished products, except for the purpose of this Agreement.
Vir Bio covenants that it will not challenge the validity of the Licensed Marks or ownership of the Licensed Marks and will not assert, against Sanofi or its Affiliates, ownership rights in or to the Licensed Marks or any registration thereof or application for registration thereof.
The obligations set forth in this section 5.5.3 shall survive the termination or expiration of the Agreement for any reason.
5.5.4    Vir Bio shall execute and deliver all documents that Sanofi deems necessary or appropriate to maintain the Licensed Marks, especially in terms of use evidence providing, in case required by Trademark Offices regulations.

3. Exhibit B of this Amendment is hereby added to Schedule 1.106 (Licensed Know-How) of the Agreement.

4. This Amendment constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior understanding, oral or written, that may exist between the Parties. Except as expressly and unambiguously stated herein, no other changes are made to the Agreement and all other terms and conditions of the Agreement (as amended) shall remain in full force and effect.
5. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A pdf file contained in an email, of this Amendment, including the signature pages hereto, will be deemed to be an original. The written form shall be required to make changes to this clause as well.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Amunix Pharmaceuticals, Inc.
By:    /s/ Michael Iafolla
Michael Iafolla, Global Head of Alliance Management, Sanofi Partnering

Vir Biotechnology, Inc.
By:    /s/ Jeff Calcagno
Jeff Calcagno, M.D., EVP & Chief Business Officer

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